Exhibit 3.1

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
THE SERIES C CONVERTIBLE PREFERRED STOCK OF
FUELCELL ENERGY, INC.

FuelCell Energy, Inc. (the “Company”), a corporation incorporated and existing under the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Company (the “Board”) by the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Section 151(g) of the DGCL, the Board on September 5, 2017 adopted the following resolution determining it desirable and in the best interests of the Company and its stockholders for the Company to create a series of thirty three thousand five hundred (33,500) shares of preferred stock designated as “Series C Convertible Preferred Stock”, none of which shares have been issued:

RESOLVED, that pursuant to the authority vested in the Board, in accordance with the provisions of the Certificate of Incorporation, a series of preferred stock, par value $0.01 per share, of the Company be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

SERIES C CONVERTIBLE PREFERRED STOCK

1.          Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as “Series C Convertible Preferred Stock” (the “Preferred Shares”). The authorized number of Preferred Shares shall be thirty three thousand five hundred (33,500) shares. Each Preferred Share shall have a par value of $0.01. Capitalized terms not defined herein shall have the meaning as set forth in Section 34 below.

2.          Ranking. Except to the extent that the holders of at least a majority of the outstanding Preferred Shares (the “Required Holders”) expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Section 19, all shares of capital stock of the Company shall be junior in rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is referred to herein collectively as “Junior Stock”). The rights of all such shares of capital stock of the Company shall be subject to the rights, powers, preferences and privileges of the Preferred Shares. Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Required Holders, voting separately as a single class, the Company shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Senior Preferred Stock”), (ii) of pari passu rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Parity Stock”) or (iii) any Junior Stock having a maturity or other date requiring redemption or repayment of such shares of Junior Stock that is prior to the Maturity Date. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith.

3.          Dividends. In addition to Section 18 below, from and after the first date of issuance of any Preferred Shares (the “Initial Issuance Date”), each holder of a Preferred Share (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends (“Dividends”) (i) if no Triggering Event (as defined below) has occurred and is continuing, when and as declared by the Board, from time to time, in its sole and absolute discretion, which Dividends, if any, shall be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in cash on the Stated Value of such Preferred Share, or (ii) if a Triggering Event has occurred and until such Triggering Event has been cured, a Dividend of 15% per annum based on the Holder’s outstanding number of Preferred Shares multiplied by the Stated Value (the “Default Dividend Rate”). Such Dividends, if any, that accrue shall be paid on each Installment Date (as defined below) occurring after the accrual of such Dividends, or such earlier time as the Board may in its sole discretion determine.

4.          Conversion. Subject to the provisions of Section 4(d), at any time after the date the Company obtains the Stockholder Ratification, each Preferred Share shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 4.

(a)          Holder’s Conversion Right. Subject to the provisions of Section 4(d), at any time or times on or after the date the Company obtains the Stockholder Ratification, each Holder shall be entitled to convert any portion of the outstanding Preferred Shares held by such Holder into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 4(c) at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock to the nearest whole share. The Company shall pay any and all actual transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Preferred Shares; provided, however, that if any such tax, cost or expense is due solely because the Holder requested such shares to be issued in a name other than the Holder’s name, then the Holder will pay such tax, cost or expense.

(b)          Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Preferred Share pursuant to Section 4(a) shall be determined by dividing (x) the Conversion Amount of such Preferred Share by (y) the Conversion Price (the “Conversion Rate”):

(i)          “Conversion Amount” means, with respect to each Preferred Share, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) the Additional Amount thereon and any accrued and unpaid Late Charges (as defined below in Section 27(c)) with respect to such Stated Value and Additional Amount as of such date of determination.

(ii)         “Conversion Price” means, with respect to each Preferred Share, as of any Conversion Date or other date of determination, $1.84, subject to adjustment as provided herein.

(c)          Mechanics of Conversion. The conversion of each Preferred Share shall be conducted in the following manner:

(i)          Optional Conversion. To convert a Preferred Share into shares of Common Stock on any date (a “Conversion Date”), a Holder shall deliver (via electronic mail), for receipt on or prior to 4:59 p.m., New York time, on such date, a copy of an executed notice of conversion of the share(s) of Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 4(c)(iii), within second (2) Trading Days following a conversion of any such Preferred Shares as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates, if any, representing the Preferred Shares (the “Preferred Share Certificates”) so converted as aforesaid (or an indemnification undertaking with respect to the Preferred Shares in the case of its loss, theft or destruction as contemplated by Section 21(b)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by electronic mail an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to such Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade on the Principal Market initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 4(c)(iii) is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than five (5) Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Preferred Share Certificate (in accordance with Section 21(d)) representing the number of Preferred Shares not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. In connection with any conversion of Preferred Shares by a Holder, the number of Preferred Shares converted by such Holder shall be deducted from the Installment Amount(s) of such Holder relating to the Installment Date(s) as set forth in the applicable Conversion Notice.

(ii)         Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, to issue to such Holder a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit such Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of any Conversion Amount (as the case may be) (a “Conversion Failure”), and if on or after such Share Delivery Deadline (provided that such Holder places an order to purchase such shares before the time the Company remedies such failure) such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that such Holder so anticipated receiving from the Company, then, in addition to all other remedies available to such Holder, the Company shall, within two (2) Business Days after receipt of such Holder’s request and in such Holder’s discretion, either: (I) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the VWAP of the Common Stock on the attempted Conversion Date. For the avoidance of doubt, to the extent that the Company makes a payment contemplated by the foregoing sentence, the applicable portion of the shares of Preferred Stock to which the Conversion Failure applied shall no longer be outstanding.

(iii)        Registration; Book-Entry. At the time of issuance of any Preferred Shares hereunder, the applicable Holder may, by written request (including by electronic-mail) to the Company, elect to receive such Preferred Shares in the form of one or more Preferred Share Certificates or in Book-Entry form. The Company (or the Transfer Agent, as custodian for the Preferred Shares) shall maintain a register (the “Register”) for the recordation of the names and addresses of the Holders of each Preferred Share and the Stated Value of the Preferred Shares and whether the Preferred Shares are held by such Holder in Preferred Share Certificates or in Book-Entry form (the “Registered Preferred Shares”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and each Holder of the Preferred Shares shall treat each Person whose name is recorded in the Register as the owner of a Preferred Share for all purposes (including, without limitation, the right to receive payments and Dividends hereunder) notwithstanding notice to the contrary. A Registered Preferred Share may be assigned, transferred or sold only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell one or more Registered Preferred Shares by such Holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Preferred Shares in the same aggregate Stated Value as the Stated Value of the surrendered Registered Preferred Shares to the designated assignee or transferee pursuant to Section 21, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of such Registered Preferred Shares within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 4, following conversion of any Preferred Shares in accordance with the terms hereof, the applicable Holder shall not be required to physically surrender such Preferred Shares held in the form of a Preferred Share Certificate to the Company unless (A) the full or remaining number of Preferred Shares represented by the applicable Preferred Share Certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 4(c)(iii)) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of the applicable Preferred Share Certificate. Each Holder and the Company shall maintain records showing the Stated Value, Dividends and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of a Preferred Share Certificate upon conversion. If the Company does not update the Register to record such Stated Value, Dividends and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. In the event of any dispute or discrepancy as to the number of Preferred Shares to which the record holder is entitled such dispute shall be resolved in accordance with Section 27. Notwithstanding the foregoing, if the number of Preferred Shares set forth on the face of a Preferred Share Certificate is greater than the number of Preferred Shares then outstanding under such Preferred Share Certificate, the applicable Holder may not transfer such Preferred Share Certificate into the name of any other Person (other than an Affiliate of such Holder) unless such Holder first physically surrenders such Preferred Share Certificate to the Company pursuant to Section 21 below (or delivers a lost certificate affidavit to the Company, if applicable, pursuant to Section 21(b) below), whereupon the Company will forthwith issue and deliver to such Holder (or to such other Person as designated by such Holder to the Company in writing) a new Preferred Share Certificate of like tenor, representing, in the aggregate, the remaining number of Preferred Shares outstanding under such Preferred Share Certificate. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each Preferred Share Certificate shall bear the following legend:

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4(c)(iii) THEREOF. THE NUMBER OF SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES C PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(c)(iii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(iv)       Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares submitted for conversion, the Company shall convert from each Holder electing to have Preferred Shares converted on such date a pro rata amount of such Holder’s Preferred Shares submitted for conversion on such date based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the aggregate number of Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 26.

(d)          Limitation on Beneficial Ownership.

(i)        The Company shall not effect the conversion of any of the Preferred Shares held by a Holder, and such Holder shall not have the right to convert any of the Preferred Shares held by such Holder pursuant to the terms and conditions of this Certificate of Designations and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 8.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and the other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible preferred stock or warrants) beneficially owned by such Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4(d)(i). For purposes of this Section 4(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Preferred Shares without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 4(d)(i), to exceed the Maximum Percentage, such Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Holder, the Company shall within two (2) Business Days confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including such Preferred Shares by such Holder and any other Attribution Party, since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder upon conversion of such Preferred Shares results in such Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. For the avoidance of doubt, the determination of whether an issuance would result in the creation of Excess Shares shall be based upon the determination made by the Holder of its and its Attribution Parties’ beneficial ownership based on the Reported Outstanding Share Number provided by the Company. Upon delivery of a written notice to the Company, any Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage of such Holder to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and the other Attribution Parties and not to any other Holder. For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Certificate of Designations in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert such Preferred Shares pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d)(i) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4(d)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of such Preferred Shares.

(ii)        Principal Market Regulation. The Company shall not issue any shares of Common Stock upon conversion of any Preferred Shares or otherwise pursuant to the terms of this Certificate of Designations if the issuance of such shares of Common Stock would exceed 12,197,407 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date) (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount. Until such approval is obtained, no Holder shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any Preferred Shares, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap as of the Initial Issuance Date multiplied by (ii) the quotient of (1) the aggregate number of Preferred Shares issued to such Holder on the Initial Issuance Date divided by (2) the aggregate number of Preferred Shares issued to all Holders on the Initial Issuance Date (with respect to each Holder, the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holder’s Preferred Shares, the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap Allocation with respect to such portion of such Preferred Shares so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion in full of a holder’s Preferred Shares, the difference (if any) between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder upon such holder’s conversion in full of such Preferred Shares shall be allocated, to the respective Exchange Cap Allocations of the remaining Holders on a pro rata basis in proportion to the shares of Common Stock underlying the Preferred Shares then held by each such holder of Preferred Shares. In the event that the Company is prohibited from issuing any shares of Common Stock pursuant to this Section 4(d)(ii) (the “Exchange Cap Shares”) to a Holder at any time after the later of (i) the Stockholders Meeting Outside Date and (ii) the date the Company obtains the Stockholder Ratification, the Company shall pay cash to such Holder in exchange for the redemption of such number of Preferred Shares held by the Holder that are not convertible into such Exchange Cap Shares at a price equal to the product of (x) such number of Exchange Cap Shares and (y) the Closing Sale Price on the Trading Day immediately preceding the date such Holder delivers the applicable Conversion Notice with respect to such Exchange Cap Shares to the Company.

(e)          Triggering Event Conversion.

(i)          General. Subject to Section 4(d), at any time during the period commencing on the date of the occurrence of a Triggering Event (as defined in Section 5(a)) and ending on the later to occur of (x) the date of the cure of such Triggering Event and (y) ten (10) Trading Days after the date the Company delivers written notice to such Holder of such Triggering Event, a Holder may, at such Holder’s option, by delivery of a Conversion Notice to the Company (the date of any such Conversion Notice, each an “Triggering Event Conversion Date”), convert all, or any number of Preferred Shares (such Conversion Amount of the Preferred Shares to be converted pursuant to this Section 4(e), the “Triggering Event Conversion Amount”) into shares of Common Stock at the Triggering Event Conversion Price (each, a “Triggering Event Conversion”).

(ii)         Mechanics of Triggering Event Conversion. On any Triggering Event Conversion Date, a Holder may voluntarily convert any Triggering Event Conversion Amount pursuant to Section 4(c) (with “Triggering Event Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Triggering Event Conversion and “Triggering Event Conversion Amount” replacing “Conversion Amount” in clause (x) of the definition of Conversion Rate above with respect to such Triggering Event Conversion) by designating in the Conversion Notice delivered pursuant to this Section 4(e) of this Certificate of Designations that such Holder is electing to use the Triggering Event Conversion Price for such conversion. Notwithstanding anything to the contrary in this Section 4(e), but subject to Section 4(d), until the Company delivers shares of Common Stock representing the applicable Triggering Event Conversion Amount to such Holder, such Triggering Event Conversion Amount may be converted by such Holder into shares of Common Stock pursuant to Section 4(c) without regard to this Section 4(e).

5.          Triggering Event Redemptions.

(a)          Triggering Event. Each of the following events shall constitute a “Triggering Event” and each of the events in clauses (viii), (ix) and (x) shall constitute a “Bankruptcy Triggering Event”:

(i)          any of the Preferred Shares or shares of Common Stock issuable upon conversion of the Preferred Shares are not freely tradable without restriction by any of the Holders (subject to any restrictions imposed on any Holder due to such Holder’s Affiliate status with respect to the Company);

(ii)         the suspension from trading or failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(iii)        the failure to receive the Stockholder Ratification on or before the 30th calendar date following the Initial Issuance Date;

(iv)        other than with respect to any Authorized Share Failure (as defined in Section 11(b)), the Company’s notice, written or oral, to any Holder, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Preferred Shares into shares of Common Stock that is requested in accordance with the provisions of this Certificate of Designations, other than pursuant to Section 4(d) hereof;

(v)         at any time after the date the Company obtains the Stockholder Ratification, following the tenth (10th) consecutive day that a Holder’s Authorized Share Allocation (as defined in Section 11(a) below) is less than 150% of the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion, in full, of all of the Preferred Shares then held by such Holder (without regard to any limitations on conversion set forth in this Certificate of Designations) at any time after the Company’s obtains the Stockholder Ratification, except, solely with respect to the first occurrence of an Authorized Share Failure hereunder, to the extent the Company is complying with the terms set forth in Section 11(b) below;

(vi)        the Company’s failure to pay to any Holder any amount when and as due under this Certificate of Designations (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder), (whether or not permitted pursuant to the DGCL), except, in each such case only if such failure remains uncured for a period of at least five (5) Trading Days;

(vii)       the Company, on two or more occasions, either (A) fails to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or (B) fails to remove any restrictive legend on any certificate at a time when such restrictive legend is no longer required under applicable federal or state securities laws, and such failure remains uncured for at least five (5) Trading Days;

(viii)      bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Significant Subsidiary and, if instituted against the Company or any Significant Subsidiary by a third party, shall not be dismissed within sixty (60) days of their initiation;

(ix)         the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law with respect to a material portion of the Company’s or any Significant Subsidiary’s assets;

(x)          the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Significant Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(xi)         a final judgment or judgments for the payment of money aggregating in excess of $750,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $750,000 amount set forth above so long as the Company provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Required Holders) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(xii)       the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $750,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in default, breach or violation of any agreement for monies owed or owing in an amount in excess of $750,000, which breach or violation permits the other party thereto to declare a default or otherwise redeem or accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is reasonably expected to have a Material Adverse Effect

(xiii)       the Company’s failure to receive payments of at least $25,000,000 with respect to the Korea contract, as described in the Company’s press release issued on September 5, 2017, on or prior to the earlier of (A) Company’s public announcement of its fiscal 2017 fourth quarter earnings and (B) January 15, 2018;

(xiv)      other than as specifically set forth in another clause of this Section 5(a), the Company or any Subsidiary breaches any covenant or other term of this Certificate of Designations in any material respect (other than covenants subject to material adverse effect or materiality, which may not be breached in any respect), except, in the case of a breach of a covenant or other term that is curable, only if such breach remains uncured for a period of five (5) consecutive Trading Days;

(xv)       a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure, or (C) as to whether any Triggering Event has occurred;

(xvi)     any breach or failure in any respect by the Company to comply with any provision of Section 15 of this Certificate of Designations, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) consecutive Trading Days; and

(xvii)    any provision of this Certificate of Designations shall at any time for any reason (other than pursuant to the express terms hereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested, directly or indirectly, by the Company or any Subsidiary, or a proceeding shall be commenced by the Company or any Subsidiary seeking to establish the invalidity or unenforceability thereof.

(b)          Notice of a Triggering Event; Redemption Right. Upon the occurrence of a Triggering Event with respect to the Preferred Shares, the Company shall within two (2) Business Days deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) (an “Triggering Event Notice”) to each Holder. At any time after the earlier of a Holder’s receipt of a Triggering Event Notice and such Holder becoming aware of a Triggering Event (such earlier date, the “Triggering Event Right Commencement Date”) and ending (such ending date, the “Triggering Event Right Expiration Date”, and each such period, an “Triggering Event Redemption Right Period”) on the twentieth (20th) Trading Day after the later of (x) the date such Triggering Event is cured and (y) such Holder’s receipt of a Triggering Event Notice that includes (I) a reasonable description of the applicable Triggering Event, (II) a certification as to whether, in the opinion of the Company, such Triggering Event is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Triggering Event and (III) a certification as to the date the Triggering Event occurred and, if cured on or prior to the date of such Triggering Event Notice, the applicable Triggering Event Right Expiration Date, such Holder may require the Company to redeem (regardless of whether such Triggering Event has been cured on or prior to the Triggering Event Right Expiration Date), subject to Section 5(c), all or any of the Preferred Shares by delivering written notice thereof (the “Triggering Event Redemption Notice”) to the Company, which Triggering Event Redemption Notice shall indicate the number of the Preferred Shares such Holder is electing to redeem. Each of the Preferred Shares subject to redemption by the Company pursuant to this Section 5(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as such Holder delivers a Triggering Event Redemption Notice multiplied by (Y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Triggering Event and ending on the date the Company makes the entire payment required to be made under this Section 5(b) (the “Triggering Event Redemption Price”). Redemptions required by this Section 5(b) shall be made in accordance with the provisions of Section 12. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5(b), but subject to Section 4(d), until the Triggering Event Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any Late Charges thereon) may be converted, in whole or in part, by such Holder into Common Stock pursuant to the terms of this Certificate of Designations. In the event of a partial redemption of the Preferred Shares held by a Holder pursuant hereto, the number of Preferred Shares of such Holder redeemed shall be deducted from the Installment Amount(s) of such Holder relating to the applicable Installment Date(s) as set forth in the Triggering Event Redemption Notice. In the event of the Company’s redemption of any of the Preferred Shares under this Section 5(b), a Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty.

(c)       Redemption upon Failure to Receive Stockholder Ratification. Notwithstanding anything to the contrary herein, in the event of the occurrence of a Triggering Event pursuant to Section 5(a)(iii) hereof, (i) the maximum number of Preferred Shares that shall be redeemable solely as a result thereof shall be the maximum number of whole Preferred Shares such that the aggregate Triggering Event Redemption Price paid in connection with such Triggering Event shall not exceed $30,000,000 (“Stockholder Ratification Failure Redemption Cap”) and (ii) any Preferred Shares which shall not have been redeemed as a result of the Stockholder Ratification Failure Redemption Cap shall remain outstanding. In the event that not all outstanding Preferred Shares subject to a Triggering Event Redemption Notice delivered to the Company within the applicable Triggering Event Redemption Right Period may be redeemed due to the operation of the Stockholder Ratification Failure Redemption Cap, each Holder shall be entitled to elect to redeem up to such portion of the Stockholder Ratification Failure Redemption Cap based upon such Holder’s pro rata ownership of the total number of Preferred Shares outstanding at the time the Triggering Event Notice with respect to such Triggering Event is received (the “Basic Stockholder Ratification Failure Redemption Amount”) and to indicate in writing to the Company at the time of such election such additional number of Preferred Shares (the “Additional Stockholder Ratification Failure Redemption Amount”) which such Holder would elect to redeem if all Holders do not elect to redeem their entire Basic Stockholder Ratification Failure Redemption Amounts or if any Holder fails to deliver a Triggering Event Redemption Notice during the applicable Triggering Event Redemption Right Period. In the event that any Holder elects to redeem less than such Holder’s Basic Stockholder Ratification Failure Redemption Amount or fails to deliver a Triggering Event Redemption Notice during the applicable Triggering Event Redemption Right Period, the Company shall also redeem Preferred Shares of Holders who have indicated an Additional Stockholder Ratification Failure Redemption Amount, in amount up to the number of Preferred Shares for which such Holder(s) have submitted an Additional Stockholder Ratification Failure Redemption Amount; provided that if the redemption of the aggregate Additional Stockholder Ratification Failure Redemption Amount would result in the redemption of Preferred Shares in an amount in excess of the Stockholder Ratification Failure Redemption Cap, the Preferred Shares shall be redeemed from each Holder that has indicated an Additional Stockholder Ratification Failure Redemption Amount pro rata based on the Additional Stockholder Ratification Failure Redemption Amount indicated by such Holder compared to the Additional Stockholder Ratification Failure Redemption Amounts indicated by all Holders. For the avoidance of doubt, in no event shall the Triggering Event Redemption Price paid in redemption of the total number of Preferred Shares being redeemed upon a Triggering Event caused by Section 5(a)(iii) exceed the Stockholder Ratification Failure Redemption Cap.

(d)          Mandatory Redemption upon Bankruptcy Triggering Event. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Triggering Event occurring prior or following to the Maturity Date, the Company shall immediately redeem, in cash, each of the Preferred Shares then outstanding at a redemption price equal to the applicable Triggering Event Redemption Price (calculated as if such Holder shall have delivered the Triggering Event Redemption Notice immediately prior to the occurrence of such Bankruptcy Triggering Event), without the requirement for any notice or demand or other action by any Holder or any other Person, provided that a Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Triggering Event, in whole or in part, and any such waiver shall not affect any other rights of such Holder or any other Holder hereunder, including any other rights in respect of such Bankruptcy Triggering Event, any right to conversion, and any right to payment of such Triggering Event Redemption Price to another Holder or any other Redemption Price, as applicable.

6.          Rights Upon Fundamental Transactions.

(a)          Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations in accordance with the provisions of this Section 6(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders, including agreements to deliver to each Holder in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations, including, without limitation, having a stated value and dividend rate equal to the Stated Value and Default Dividend Rate and having similar ranking to the Preferred Shares, and reasonably satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Company herein and therein. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion or redemption of the Preferred Shares at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 7(b) and 18, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Preferred Shares prior to such Fundamental Transaction, such shares of common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the Preferred Shares held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Preferred Shares contained in this Certificate of Designations), as adjusted in accordance with the provisions of this Certificate of Designations. Notwithstanding the foregoing, any Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 6(a) to permit the Fundamental Transaction without the assumption of the Preferred Shares. The provisions of this Section 6 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of the Preferred Shares.

(b)          Change of Control Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via electronic mail and overnight courier (next day delivery selected) to each Holder (a “Change of Control Notice”). At any time during the period beginning after a Holder’s receipt of a Change of Control Notice or such Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to such Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (A) consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice, such Holder may require the Company to redeem all or any portion of such Holder’s Preferred Shares by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the number of Preferred Shares such Holder is electing to have the Company redeem. Each Preferred Share subject to redemption pursuant to this Section 6(b) shall be redeemed by the Company in cash at a price equal to the greatest of (i) the product of (x) the Redemption Premium multiplied by (y) the Conversion Amount being redeemed, (ii) the product of (x) the Conversion Amount being redeemed multiplied by (y) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date such Holder delivers the Change of Control Redemption Notice by (II) the Conversion Price then in effect and (iii) the product of (x) the Conversion Amount being redeemed multiplied by (y) the quotient of (A) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to such holders of the shares of Common Stock upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Change of Control) divided by (B) the Conversion Price then in effect (the “Change of Control Redemption Price”). Redemptions required by this Section 6(b) shall have priority to payments to all other stockholders of the Company in connection with such Change of Control. To the extent redemptions required by this Section 6(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 6(b), but subject to Section 4(d), until the applicable Change of Control Redemption Price (together with any Late Charges thereon) is paid in full to the applicable Holder, the Preferred Shares submitted by such Holder for redemption under this Section 6(b) may be converted, in whole or in part, by such Holder into Common Stock pursuant to Section 4 or in the event the Conversion Date is after the consummation of such Change of Control, stock or equity interests of the Successor Entity substantially equivalent to the Company’s shares of Common Stock pursuant to Section 4. In the event of a partial redemption of the Preferred Shares held by a Holder pursuant hereto, the number of Preferred Shares of such Holder redeemed shall be deducted from the Installment Amount(s) of such Holder relating to the applicable Installment Date(s) as set forth in the Change of Control Redemption Notice. In the event of the Company’s redemption of any of the Preferred Shares under this Section 6(b), such Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for a Holder. Accordingly, any redemption premium due under this Section 6(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. The Company shall make payment of the applicable Change of Control Redemption Price concurrently with the consummation of such Change of Control if a Change of Control Redemption Notice is received prior to the consummation of such Change of Control and within two (2) Trading Days after the Company’s receipt of such notice otherwise (the “Change of Control Redemption Date”). Redemptions required by this Section 6 shall be made in accordance with the provisions of Section 12.

7.          Right of Participation; Rights Upon Issuance of Purchase Rights and Other Corporate Events.

(a)          Right of Participation.

(i)         From the date hereof until first (1st) anniversary of the Initial Issuance Date, the Company will not (A) directly or indirectly, file any registration statement with the SEC with respect to any Subsequent Placement (as defined below) and shall not file any prospectus supplement with respect to any Subsequent Placement or (B) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) unless the Company shall have first complied with this Section 7(a).

(ii)        The Company shall deliver to each Holder an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the anticipated price and other material terms upon which they are to be issued or sold, and the number or amount of the Offered Securities to be issued or sold, (C) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued or sold and (D) offer to issue and sell to such Holders at least thirty-five percent (35%) of the Offered Securities, allocated among such Holders (a) based on such Holder’s pro rata ownership of the total number of Preferred Shares outstanding at the time of the Offer Notice (the “Basic Amount”) and (b) with respect to each Holder that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Holders as such Holder shall indicate it will purchase or acquire should the other Holders subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until the Holders shall have an opportunity to subscribe for any remaining Undersubscription Amount; provided that (i) the Company shall promptly notify each Holder of any changes to the anticipated price and other material terms of the Offered Securities after the Offer Notice is sent and (ii) the Company shall provide each Holder reasonable notice (which shall not be less than four (4) hours) of the final price (or formula therefor) of the Offered Securities before the Holders are required to provide the Company any notice of their election to accept such Offer pursuant to Section 7(a)(iii) below.

(iii)        To accept an Offer, in whole or in part, such Holder must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after such Holder’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Holder’s Basic Amount that such Holder elects to purchase and, if such Holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Holder elects to purchase (in either case, the “Notice of Acceptance”). For the avoidance of doubt, in the event a Holder fails to timely deliver a Notice of Acceptance, such Holder shall be deemed to have declined to participate in such Subsequent Placement. If the Basic Amounts elected to be subscribed for by all Holders are less than the total of all of the Basic Amounts, then each Holder who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has elected to be subscribed for; provided, however, that if the Undersubscription Amounts elected to be subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Holder who has elected to be subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Holder bears to the total Basic Amounts of all Holder that have elected to be subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer in any material respect, prior to the expiration of the Offer Period, the Company may deliver to the Holders a new Offer Notice and the Offer Period shall expire on the second (2nd) Business Day after such Holder’s receipt of such new Offer Notice.

(iv)        The Company shall have five (5) Business Days from the expiration of the Offer Period above (i) to offer, issue or sell all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Holders (the “Refused Securities”) pursuant to a definitive agreement (the “Subsequent Placement Agreement”), but only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, if any and (b) either (x) the consummation, or the expected consummation, of the transactions contemplated by such Subsequent Placement Agreement or (y) if a Subsequent Placement Agreement is executed, the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any material documents contemplated therein filed as exhibits thereto.

(v)        In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 7(a)(iv) above), then each Holder may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Holder elected to purchase pursuant to Section 7(a)(iii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue or sell (including Offered Securities to be issued or sold to Holders pursuant to Section 7(a)(iv) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue or sell more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Holders in accordance with Section 7(a)(ii) above.

(vi)        Upon the closing of the issuance or sale of all or less than all of the Refused Securities, the Holders shall acquire from the Company, and the Company shall issue to the Holders, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 7(a)(iv) above if the Holders have so elected, upon the terms and conditions specified in the Offer. The purchase by the Holders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Holders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Holders and their respective counsel; provided that, for the avoidance of doubt, this paragraph shall not create any obligation on the Company to amend or modify, or seek to amend or modify, any of the terms or provisions of the Subsequent Placement Agreement, or otherwise prohibit the Company from consummating the respective Subsequent Placement of Refused Securities in accordance with the applicable Subsequent Placement Agreement.

(vii)       Any Offered Securities not acquired by the Holders or other Persons in accordance with Section 7(a)(iv) above may not be issued or sold until they are again offered to the Holders under the procedures specified in this Section 7(a).

(viii)      The Company and the Holders agree that if any Holder elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provisions whereby any Holder shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Holder prior to such Subsequent Placement and (y) the Holders shall be entitled to the same registration rights provided to other investors in the Subsequent Placement.

(ix)        Notwithstanding anything to the contrary in this Section 7(a) and unless otherwise agreed to by the Holders, the Company shall either confirm in writing to the Holders that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Holders will not be in possession of material non-public information, by the fifteenth (15th) Business Day following delivery of the Offer Notice. If by the fifteenth (15th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Holders, such transaction shall be deemed to have been abandoned and the Holders shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Holder with another Offer Notice and each Holder will again have the right of participation set forth in this Section 7(a). The Company shall not be permitted to deliver more than one such Offer Notice to the Holders in any 60 day period (other than the Offer Notices contemplated by the last sentence of Section 7(a)(iii) of this Certificate of Designations). Notwithstanding anything to the contrary herein, in no event shall delivery of any notice in accordance with the requirements of this Section 7(a) constitute or be deemed to constitute a breach of the Company’s obligation not to provide material non-public information regarding the Company to any Holder or any other Person; provided the Company then complies with the applicable requirement to publicly disclose such material, nonpublic information pursuant to this Section 7(a)(ix).

(x)         This Section 7(a) shall not apply in connection with the issuance or deemed issuance of any Common Stock by the Company: (A) under any employee benefit plan which has been approved by the Board, pursuant to which the Company’s securities may be issued to any employee, officer or, director or consultant for services provided to the Company; (B) with respect to the Preferred Shares pursuant to the terms of this Certificate of Designations; (C) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Subscription Date and such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities; or (D) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities for the purpose of raising capital or to an entity whose primary business is investing in securities.

(b)          Purchase Rights. In addition to any adjustments pursuant to Section 8 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all of the record holders of any class of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that such Holder’s right to participate in any such Purchase Right would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until the earlier of (i) such time or times, if ever, as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage) and (ii) the expiration date, the termination date, the maturity date or other similar provision of such Purchase Rights, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation.

(c)          Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that each Holder will thereafter have the right to receive upon a conversion of all the Preferred Shares held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares contained in this Certificate of Designations) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Preferred Shares held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant the proceeding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 7 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of the Preferred Shares contained in this Certificate of Designations.

8.          Rights Upon Issuance of Other Securities.

(a)          Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 7 or Section 18, if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 7 or Section 18, if the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 8(a) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 8(a) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(b)          Holder’s Right of Adjusted Conversion Price. In addition to and not in limitation of the other provisions of this Section 8(b), at any time any Preferred Shares remain outstanding, if the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, Options or Convertible Securities (any such securities, “Variable Price Securities”) that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock pursuant to such Options or Convertible Securities, as applicable, at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via electronic mail and overnight courier (next day delivery selected) to each Holder on the date of such agreement and/or the issuance of such shares of Common Stock, Convertible Securities or Options, as applicable. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, each Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of the Preferred Shares by designating in the Conversion Notice delivered upon any conversion of Preferred Shares that solely for purposes of such conversion such Holder is relying on the Variable Price rather than the Conversion Price then in effect. A Holder’s election to rely on a Variable Price for a particular conversion of Preferred Shares shall not obligate such Holder to rely on a Variable Price for any future conversions of Preferred Shares.

(c)          Calculations. All calculations under this Section 8 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(d)          Voluntary Adjustment by Company. The Company may at any time any Preferred Shares remain outstanding reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board.

9.          Installment Conversion or Installment Redemption.

(a)          General. On each applicable Installment Date, provided there has been no Equity Conditions Failure, the Company shall pay to each Holder the applicable Installment Amount due on such date by converting such Installment Amount in accordance with this Section 9 (an “Installment Conversion”); provided, however, that the Company may, at its option following notice to each Holder as set forth below, pay the Installment Amount by redeeming such Installment Amount in cash (an “Installment Redemption”) or by any combination of an Installment Conversion and an Installment Redemption so long as all of the outstanding applicable Installment Amount due on any Installment Date shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 9. On or prior to the date which is the eleventh (11th) Trading Day prior to each Installment Date, but not earlier than the fifteenth (15th) Trading Day prior to the applicable Installment Date (each, an “Installment Notice Due Date”), the Company shall deliver written notice (each, an “Installment Notice” and the date all Holders receive such notice is referred to as to the “Installment Notice Date”), to each Holder and such Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of such Holder shall be converted in whole pursuant to an Installment Conversion or (B) (1) state that the Company elects to redeem for cash, or is required to redeem for cash in accordance with the provisions of this Certificate of Designations, in whole or in part, the applicable Installment Amount pursuant to an Installment Redemption and (2) specify the portion of such Installment Amount which the Company elects or is required to redeem pursuant to an Installment Redemption (such amount to be redeemed in cash, the “Installment Redemption Amount”) and the portion of the applicable Installment Amount, if any, with respect to which the Company will, and is permitted to, effect an Installment Conversion (such amount of the applicable Installment Amount so specified to be so converted pursuant to this Section 9 is referred to herein as the “Installment Conversion Amount”), which amounts when added together, must equal the entire applicable Installment Amount and (ii) if the applicable Installment Amount is to be paid, in whole or in part, pursuant to an Installment Conversion, certify that there is not then an Equity Conditions Failure as of the applicable Installment Notice Date. Each Installment Notice shall be irrevocable. If the Company does not timely deliver an Installment Notice in accordance with this Section 9 with respect to a particular Installment Date, then the Company shall be deemed to have delivered an irrevocable Installment Notice confirming an Installment Conversion of the entire Installment Amount payable on such Installment Date and shall be deemed to have certified that there is not then an Equity Conditions Failure in connection with such Installment Conversion. The applicable Installment Conversion Amount (whether set forth in the applicable Installment Notice or by operation of this Section 9) shall be converted in accordance with Section 9(b) and the applicable Installment Redemption Amount shall be redeemed in accordance with Section 9(c).

(b)          Mechanics of Installment Conversion. Subject to Section 4(d), if the Company delivers an Installment Notice or is deemed to have delivered an Installment Notice certifying that such Installment Amount is being paid, in whole or in part, in an Installment Conversion in accordance with Section 9(a), then the remainder of this Section 9(b) shall apply. The applicable Installment Conversion Amount, if any, shall be converted on the applicable Installment Date at the applicable Installment Conversion Price and the Company shall, on such Installment Date, deliver to each Holder’s account with DTC such shares of Common Stock issued upon such conversion (subject to the reduction contemplated by the immediately following sentence and, if applicable, the penultimate sentence of this Section 9(b)), provided that the Equity Conditions are then satisfied (or waived in writing by such Holder) on such Installment Date and an Installment Conversion is not otherwise prohibited under any other provision of the Certificate of Designations. If the Company confirmed (or is deemed to have confirmed by operation of Section 9(a)) the conversion of the applicable Installment Conversion Amount, in whole or in part, and there was no Equity Conditions Failure as of the applicable Installment Notice Date (or is deemed to have certified that the Equity Conditions in connection with any such conversion have been satisfied by operation of Section 9(a)) but an Equity Conditions Failure occurred between the applicable Installment Notice Date and any time through the applicable Installment Date (the “Interim Installment Period”), the Company shall provide each Holder a subsequent notice to that effect. If there is an Equity Conditions Failure (which is not waived in writing by such Holder) during such Interim Installment Period, then, at the option of such Holder designated in writing to the Company, such Holder may require the Company to do any one or more of the following (but without duplication): (i) the Company shall redeem all or any part designated by such Holder of the unconverted Installment Conversion Amount (such designated amount is referred to as the “Designated Redemption Amount”) and the Company shall pay to such Holder within three (3) days of such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to 108% of such Designated Redemption Amount, and/or (ii) the Installment Conversion shall be null and void with respect to all or any part designated by such Holder of the unconverted Installment Conversion Amount and such Holder shall be entitled to all the rights of a holder of the Preferred Shares with respect to such designated part of the Installment Conversion Amount; provided, however, the Conversion Price for such Designated Redemption Amount shall thereafter be adjusted to equal the Installment Conversion Price (determined as if the date of such designation were an Installment Date and conversions required by this Section 9(b) shall be made in accordance with the provisions of Section 4(c). In the event that the sole cause of an Equity Conditions Failure during the applicable Equity Conditions Measuring Period was due to the Company’s inability to deliver to such Holder Common Stock due to Section 4(d)(i), which constitutes an Equity Conditions Failure pursuant to clause (iii) of the definition of “Equity Conditions”, then, the Company may, at its option, elect to either (x) pay (i) in cash the portion of the Installment Amount the payment of which would otherwise result in an Equity Conditions Failure due to the Company’s inability to deliver to such Holder shares of Common Stock due to Section 4(d)(i) (irrespective of any prior election or notice to pay such amount by converting all or some of the applicable Installment Amount into Common Stock) pursuant to an Installment Redemption as if it had elected in the applicable Installment Notice to pay the applicable Installment Amount pursuant to an Installment Redemption and (ii) the remainder of such Installment Amount in an Installment Conversion in accordance with this Section 9(b) or (y) by (i) deferring the portion of such Installment Payment the payment of which would otherwise result in an Equity Conditions Failure due to the Company’s inability to deliver to such Holder shares of Common Stock due to Section 4(d)(i) to the immediately subsequent Installment, if any, and (ii) paying the remainder of such Installment Amount in an Installment Conversion in accordance with this Section 9(b) and the Company shall deliver a written notice to the Holders setting forth its election pursuant to this proviso at least one (1) Trading Day prior to the applicable Installment Date. For the avoidance of doubt, subject to Section 9(f), the Holder may waive the Equity Conditions Failure and receive the Installment Conversion Amount through the conversion of the Installment Amount in an Installment Conversion. If the Company fails to redeem any Designated Redemption Amount by the third (3rd) day following the applicable Installment Date by payment of such amount by such date for any reason (including, without limitation, to the extent such payment is prohibited pursuant to the DGCL), then such Holder shall have the rights set forth in Section 12(a) as if the Company failed to pay the applicable Installment Redemption Price (as defined below) and all other rights under this Certificate of Designations (including, without limitation, such failure constituting a Triggering Event described in Section 5(a)(vi)). Notwithstanding anything to the contrary in this Section 9(b), but subject to Section 4(d), until the Company delivers Common Stock representing the Installment Conversion Amount to such Holder, the Installment Conversion Amount may be converted by such Holder into Common Stock pursuant to Section 4. In the event that a Holder elects to convert the Installment Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Installment Conversion Amount so converted shall be deducted from the Installment Amount(s) of such Holder relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice. The Company shall pay any and all actual transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock in any Installment Conversion hereunder; provided, however, that if any such tax is due solely because the Holder requested such shares to be issued in a name other than the Holder’s name, then the Holder will pay such tax.

(c)          Mechanics of Installment Redemption. If the Company elects or is required to effect an Installment Redemption, in whole or in part, in accordance with Section 9(a), then the Installment Redemption Amount, if any, shall be redeemed by the Company in cash on the applicable Installment Date by wire transfer to each Holder of immediately available funds in an amount equal to 108% of the applicable Installment Redemption Amount (the “Installment Redemption Price”). If the Company fails to redeem such Installment Redemption Amount on such Installment Date by payment of the Installment Redemption Price for any reason (including, without limitation, to the extent such payment is prohibited pursuant to the DGCL), then, at the option of such Holder designated in writing to the Company (any such designation shall be a “Conversion Notice” for purposes of this Certificate of Designations), such Holder may require the Company to convert all or any part of the Installment Redemption Amount at the Installment Conversion Price (determined as if the date of such designation were an Installment Date). Notwithstanding anything to the contrary in this Section 9(c), but subject to Section 4(d), until the Installment Redemption Price (together with any Late Charges thereon) is paid in full, the Installment Redemption Amount (together with any Late Charges thereon) may be converted, in whole or in part, by a Holder into Common Stock pursuant to Section 4. In the event a Holder elects to convert all or any portion of the Installment Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Installment Redemption Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice. Redemptions required by this Section 9(c) shall be made in accordance with the provisions of Section 12.

(d)          Deferred Installment Amount. Notwithstanding any provision of this Section 9(d) to the contrary, each Holder may, at its option and in its sole discretion, deliver a written notice to the Company no later than the second (2nd) Trading Day immediately prior to the applicable Installment Date electing to have the payment of all or any portion of an Installment Amount of such Holder payable on such Installment Date deferred (such amount deferred, the “Deferral Amount”, and such deferral, each a “Deferral”) until any subsequent Installment Date selected by such Holder, in its sole discretion, in which case, the Deferral Amount shall be added to, and become part of, such subsequent Installment Amount. Any notice delivered by such Holder pursuant to this Section 9(d) shall set forth (i) the Deferral Amount requested by such Holder and (ii) the date on which such Holder requests that such Deferral Amount shall now be payable. Notwithstanding anything herein to the contrary, in no event shall a Holder be entitled to elect deferral pursuant to this Section 9(d) if such deferral would defer an Installment Amount beyond the Maturity Date.

(e)          Acceleration of Installment Amounts. Notwithstanding any provision of this Section 9 to the contrary, but subject to Section 4(d), with respect to any given Installment Date (the “Current Installment Date”), during the period commencing on the Installment Notice Due Date immediately prior to such Current Installment Date and ending on the Trading Day immediately prior to the next Installment Date (each, an “Installment Period”), each Holder may elect, at its option and in its sole discretion, at one or more times in such Installment Period, to convert other Preferred Shares (each, an “Acceleration”, and such aggregate number of Preferred Shares in an Acceleration, each, an “Acceleration Amount”), in whole or in part, at the Installment Conversion Price of such Current Installment Date in accordance with the conversion procedures set forth in Section 4 hereunder, mutatis mutandis. Notwithstanding the foregoing, with respect to any given Installment Period, the Holder may not elect to effect any Acceleration during such Installment Period if (i) the Conversion Amount of the aggregate number of Preferred Shares subject to Acceleration in such Installment Period exceeds in the aggregate 300% of the Installment Amount (not including any Deferral Amounts or Acceleration Amounts) for such Current Installment Date (which, for the avoidance of doubt, assuming the Company elects an Installment Conversion for the full Installment Amount, could result in an Installment Conversion and Accelerations that, collectively, represent 400% of the Installment Amount (not including any Deferral Amounts or Acceleration Amounts)), or (ii) the Conversion Amount of the aggregate number of Preferred Shares subject to prior Accelerations exceeds in the aggregate twelve (12) times the Installment Amount (not including any Deferral Amounts or Acceleration Amounts) for such Current Installment Date.

(f)          Waiver of Equity Conditions Failure. Notwithstanding anything herein to the contrary, in no event shall a Holder be entitled to waive an Equity Conditions Failure due to the failure of the Equity Conditions set forth in clauses (iii), (iv), (ix)(C) and/or (xii) of such definition.

10.         Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders hereunder. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Preferred Shares above the Conversion Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Preferred Shares and (c) shall, after the date the Company obtains the Stockholder Ratification and so long as any Preferred Shares are outstanding, take all action reasonably necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares at the Conversion Price then in effect, the Required Reserve Amount (as defined in Section 11(a)). Notwithstanding anything herein to the contrary, if after the date that is one hundred twenty (120) calendar days after the Initial Issuance Date, each Holder is not permitted to convert such Holder’s Preferred Shares in full for any reason (other than pursuant to restrictions set forth in Section 4(d)(i) hereof), the Company shall use its reasonable best efforts to promptly remedy such failure, including, without limitation, seeking to obtain such consents or approvals as necessary to effect such conversion into shares of Common Stock.

11.         Authorized Shares.

(a)          Reservation. So long as any Preferred Shares remain outstanding, the Company shall at all times after the date the Company obtains the Stockholder Ratification, reserve at least 150% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Preferred Shares that then remain outstanding (without regard to any limitations on conversions), including without limitation, pursuant to Installment Conversions, Triggering Event Conversion, if any, and Accelerations (the “Required Reserve Amount”). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the Holders based on the number of the Preferred Shares held by each Holder on the Initial Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any of such Holder’s Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders, pro rata based on the number of the Preferred Shares then held by the Holders.

(b)          Insufficient Authorized Shares. If, notwithstanding Section 11(a) and not in limitation thereof, while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the written consent of its stockholders for the approval of an increase in the number of authorized shares of Common Stock and provide each stockholder with an information statement with respect thereto or (y) seek to obtain stockholder approval at a meeting of its stockholders for an increase in the number of authorized shares of Common Stock and, in each case, file an amendment to the Company’s Certificate of Incorporation making effective the necessary increase in the number of authorized shares of Common Stock within such seventy-five (75) day period. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if during any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent, submitting for filing with the SEC an Information Statement on Schedule 14C and filing an amendment to the Company’s Certificate of Incorporation making effective the necessary increase in the number of authorized shares of Common Stock. In the event that the Company is prohibited from issuing shares of Common Stock to a Holder upon any conversion due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to such Holder, the Company shall pay cash within five (5) Trading Days in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the highest sale price of the Common Stock on the attempted Conversion Date; and (ii) to the extent such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of Authorized Failure Shares, any reasonable and documented brokerage commissions and other out-of-pocket expenses, if any, of such Holder incurred in connection therewith. For the avoidance of doubt, to the extent that the Company makes a payment contemplated by the foregoing sentence, the applicable portion of the shares of Preferred Stock to which the Authorized Failure Shares applied shall no longer be outstanding.

12.         Redemptions.

(a)          General. If a Holder has submitted a Triggering Event Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Triggering Event Redemption Price to such Holder in cash within two (2) Business Days after the Company’s receipt of such Holder’s Triggering Event Redemption Notice. If a Holder has submitted a Change of Control Redemption Notice in accordance with Section 6(b), the Company shall deliver the applicable Change of Control Redemption Price to such Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company’s receipt of such notice otherwise. The Company shall deliver the applicable Installment Redemption Price to each Holder in cash on the applicable Installment Date. If a Holder has submitted a Maturity Redemption Notice in accordance with Section 13 below, the Company shall deliver the applicable Maturity Redemption Price to such Holder on the applicable Maturity Redemption Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time a Holder is entitled to receive a cash payment under any other provision of this Certificate of Designations, at the option of such Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to such Holder under such other provision of this Certificate of Designations and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other provision of this Certificate of Designations. In the event of a redemption of less than all of the Preferred Shares, the Company shall promptly cause to be issued and delivered to such Holder a new Preferred Share Certificate (in accordance with Section 21) (or evidence of the creation of a new Book-Entry) representing the number of Preferred Shares which have not been redeemed. In the event that the Company does not pay the applicable Redemption Price to a Holder within the time period required for any reason (including, without limitation, to the extent such payment is prohibited pursuant to the DGCL), at any time thereafter and until the Company pays such unpaid Redemption Price in full, such Holder shall have the option, in lieu of redemption, to require the Company to promptly return to such Holder all or any of the Preferred Shares that were submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Preferred Shares, (y) the Company shall promptly and in any event within five (5) Trading Days return the applicable Preferred Share Certificate, or issue a new Preferred Share Certificate (in accordance with Section 21(d)), to such Holder, (unless the Preferred Shares are held in Book-Entry form, in which case the Company shall deliver evidence to such Holder that a Book-Entry for such Preferred Shares then exists) and in each case the Additional Amount of such Preferred Shares shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 12, if applicable) minus (2) the Stated Value portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of such Preferred Shares shall be automatically adjusted with respect to each conversion effected thereafter by such Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided, (B) 85% of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided, and (C) 85% of the quotient of (I) the sum of the five (5) lowest VWAPs of the Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the applicable Conversion Date divided by (II) five (5) (it being understood and agreed that all such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period). For the avoidance of doubt, if the Conversion Price is subject to adjustment pursuant to the immediately preceding clause (z), the Conversion Price shall not also be subject to adjustment pursuant to Section 4(e). A Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Preferred Shares subject to such notice.

(b)          Redemption by Multiple Holders. Upon the Company’s receipt of a Redemption Notice from any Holder for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 5(b) or Section 6(b), the Company shall promptly, but no later than one (1) Business Day of its receipt thereof, forward to each other Holder by electronic mail a copy of such notice. If the Company receives one or more Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the initial Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the initial Redemption Notice and the Company is unable to redeem all amounts designated in such initial Redemption Notice and such other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each Holder based on the Stated Value of the Preferred Shares submitted for redemption pursuant to such Redemption Notices received by the Company during such seven (7) Business Day period.

13.         Holder Optional Redemption after Maturity Date. At any time from and after the tenth (10th) Business Day prior to the Maturity Date, any Holder may by delivery of written notice thereof to the Company require the Company to redeem (a “Maturity Redemption”) all or any number of Preferred Shares then held by such Holder. The Company shall then deliver a written notice (the “Maturity Redemption Notice”) to such Holder within two (2) Trading Days of receipt thereof (the date the Company delivers such notice, a “Maturity Redemption Notice Date”) electing to redeem such remaining Preferred Shares either (i) by paying cash at a purchase price equal to 108% of the Conversion Amount of such Preferred Shares or (ii) provided that no Equity Conditions Failure occurs from the Maturity Redemption Notice Date through the Maturity Redemption Date (as defined below), by paying a number of Common Stock calculated by dividing the Conversion Amount of such remaining Preferred Shares by the Installment Conversion Price determined as if the Maturity Redemption Date was an Installment Date (the “Maturity Redemption Price”). If the Company elects to redeem such remaining Preferred Shares in cash, such cash shall be paid on the same day as the delivery of the Maturity Redemption Notice (such date, in such event, being “the Maturity Redemption Date”). If the Company elects instead to redeem such remaining Preferred Shares in shares of Common Stock in accordance with clause (ii) of the second sentence of this Section 13, the Maturity Redemption Notice shall state the date the Company is required to pay to such Holder such Maturity Redemption Price (such date, in such case, being the Maturity Redemption Date), which date shall be on the twelfth (12th) Trading Date following the Maturity Redemption Notice Date. Redemptions required by this Section 13 shall be made in accordance with the provisions of Section 12.

14.         Voting Rights. Holders shall have no voting rights, except on matters required by law (including without limitation, the DGCL) or by this Certificate of Designations to be submitted to a class vote of the holders of the Preferred Shares. To the extent that under the DGCL the vote of the holders of the Preferred Shares, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders of the shares of the Preferred Shares, voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the DGCL), voting together in the aggregate and not in separate series unless required under the DGCL, shall constitute the approval of such action by both the class or the series, as applicable. Subject to Section 4(d), to the extent that under the DGCL holders of the Preferred Shares are entitled to vote on a matter with holders of shares of Common Stock, voting together as one class, each Preferred Share shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in Section 4(d) hereof) on the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the Conversion Price is calculated. Holders of the Preferred Shares shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company’s bylaws and the DGCL.

15.         Covenants.

(a)          Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice, (ii) sales of inventory and product in the ordinary course of business or (iii) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and/or its wholly-owned Subsidiaries to the Company and/or any of its wholly-owned Subsidiaries.

(b)          Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Subscription Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(c)          Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except as could not reasonably be expected to result in a Material Adverse Effect.

(d)          Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, except as could not reasonably be expected to result in a Material Adverse Effect.

(e)          Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action reasonably necessary or advisable to maintain all of the Intellectual Property Rights of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect, except as could not reasonably be expected to result in a Material Adverse Effect.

(f)          Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated, except as could not reasonably be expected to result in a Material Adverse Effect.

(g)          Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice or otherwise necessary or desirable for the prudent operation of its business, in each case, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

(h)          Restricted Issuances.

(i)         The Company shall not, directly or indirectly, without the prior written consent of the Required Holders of the Preferred Shares then outstanding, (A) issue any Preferred Shares (other than as contemplated by this Certificate of Designations) or (B) issue any other securities that would cause a breach or default under this Certificate of Designations.

(ii)        For so long as any Preferred Shares are outstanding, except with the prior approval of the Required Holders (whether at a duly called meeting or by written consent), the Company shall not, and shall not permit or suffer its Subsidiaries to, incur Indebtedness or enter into any other agreement, contract or understanding, if such Indebtedness, agreement, contract or understanding prohibits the Company from making any cash redemptions of the Preferred Shares or cash payments on or in respect of the Preferred Shares; provided that no such approval shall be required for incurring (a) trade payables in the ordinary course of business consistent with past practice, or (b) Indebtedness incurred by special purpose Subsidiaries created by the Company for the purpose of financing individual projects undertaken by the Company for the direct benefit of specific customers of the Company, including without limitation FuelCell Energy Finance, LLC and any subsidiaries thereof; provided the Company provides three (3) Business Days’ notice to the Holders prior to incurring such Indebtedness (such Indebtedness described in this proviso, “Permitted Indebtedness”). Notwithstanding anything in this Certificate of Designations to the contrary, the Company and its Subsidiaries shall be permitted to incur Permitted Indebtedness.

16.         Stockholder Approval and Stockholder Ratification.

(a)          The Company shall provide each stockholder entitled to vote at a special meeting of the stockholders of the Company (the “Stockholder Meeting”) which shall be held as soon as reasonably possible following the mailing of the proxy statement to the stockholders of the Company in respect thereof (the “Approval Proxy Statement”), but not later than three (3) Business Days prior to the 120th calendar day following the Initial Issuance Date (the “Stockholder Meeting Outside Date”), a copy of the Approval Proxy Statement, at the expense of the Company, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of a proposal providing for issuance of the maximum number of shares of Common Stock issuable upon conversion of the Preferred Shares, in each case in compliance with the rules and regulations of the Principal Market, the Certificate of Incorporation of the Company, the Bylaws of the Company and applicable law (collectively, the “Stockholder Approval”, and the date the Stockholder Approval is obtained, the “Stockholder Approval Date”). As reasonably promptly as practicable after effectiveness of this Certificate of Designations, but in no event later than November 7, 2017, the Company shall, in consultation with the Holders, prepare and file with the SEC, the preliminary Approval Proxy Statement and related proxy materials in compliance with Section 14 of the 1934 Act. As reasonably promptly as practicable after comments, if any, are received from the SEC thereon and after the furnishing by the Company and the Holders of all information required to be contained therein, the Company shall, in consultation with the Holders, prepare and the Company shall file any required amendments to the Approval Proxy Statement with the SEC. The Company shall notify the Holders reasonably promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Approval Proxy Statement or for additional information and shall consult with the Holders regarding, and supply the Holders with copies of, all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Approval Proxy Statement. Prior to filing or mailing the initial Approval Proxy Statement or any proposed amendment of or supplement to the Approval Proxy Statement, the Company shall provide the Holders a reasonable opportunity to review and comment on such document and shall incorporate therein any reasonable comments of the Holders thereto. The Company shall use its best efforts to have the Approval Proxy Statement cleared by the SEC and shall thereafter mail to the stockholders of the Company as reasonably promptly as possible the Approval Proxy Statement and all other proxy materials for the Stockholder Meeting.

(b)          The Company hereby covenants and agrees that (a) the Approval Proxy Statement will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act and (b) none of the information included or incorporated by reference in the Approval Proxy Statement will, at the date it is first mailed to the stockholders of the Company or at the time of the Stockholder Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)          The Company shall take, in accordance with applicable law and its Certificate of Incorporation and Bylaws, all action reasonably necessary to convene the Stockholder Meeting as promptly as reasonably practicable but no later than January 5, 2018 and to submit at the Stockholder Meeting for approval by the requisite vote of the stockholders of the Company the matters subject to Stockholder Approval. In connection with the Stockholder Meeting and any adjournment or postponement thereof, (i) the Board shall recommend that its stockholders vote in favor of all matters submitted thereto at such meeting and (ii) neither the Board nor any committee thereof shall withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to the Holders, such recommendation. The Company shall take all lawful action to solicit from the stockholders of the Company proxies in favor of the Stockholder Approval and take all other action reasonably necessary or advisable to secure the vote or consent of the stockholders that are required by the rules of Principal Market and applicable law, including, if necessary or appropriate or if requested by the Holders, adjourning the Stockholder Meeting to solicit additional proxies. The Company will enforce any and all voting agreements in respect of the matters subject to the Stockholder Meeting.

(d)          The Company shall use its reasonable best efforts to obtain the Stockholder Ratification as contemplated by the preliminary proxy statement filed by the Company on August 25, 2017 (the “Ratification Proxy Statement”). As reasonably promptly as practicable after comments, if any, are received from the SEC thereon and after the furnishing by the Company and the Holders of all information required to be contained therein, the Company shall, in consultation with the Holders, prepare and the Company shall file any required amendments to the Ratification Proxy Statement with the SEC. The Company shall notify the Holders reasonably promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Ratification Proxy Statement or for additional information and shall consult with the Holders regarding, and supply the Holders with copies of, all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Ratification Proxy Statement.

(e)          In the event the Company fails to receive the Stockholder Approval or the Stockholder Ratification at the time such proposals are considered by the Company’s stockholders, the Company shall use its reasonable best efforts to seek such Stockholder Approval or Stockholder Ratification, as applicable, at a subsequent special meeting of the Company’s stockholders as soon as reasonably practicable, but no later than 75 days following the special meeting at which the Company’s stockholders failed to provide the Stockholder Approval or Stockholder Ratification. The Company shall continue to seek Stockholder Approval or Stockholder Ratification at special meetings of the Company’s stockholders until such Stockholder Approval or Stockholder Ratification is obtained with each new special meeting to be held as soon as reasonably practicable but no later than 75 days following the date of the prior special meeting at which such proposal was considered by the Company’s stockholders.

(f)          Notwithstanding Section 33 to the contrary, in no event shall the Company be required to publicly disclose any material, nonpublic information provided to the Holders pursuant to this Section 16 prior to such time, if ever, it is required to do so under applicable securities laws; provided, however, that the Company’s rights under this Section 16(f) shall not serve to cure any facts or circumstances that would otherwise result in an Equity Conditions Failure.

17.         Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), after any amount that is required to be paid to Senior Preferred Stock, if any, and before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per Preferred Share equal to the greater of (i) the Conversion Amount thereof on the date of such payment and (ii) the amount per share such Holder would receive if such Holder converted such Preferred Shares into Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all Holders and all holders of shares of Parity Stock. To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 17. All the preferential amounts to be paid to the Holders under this Section 17 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 17 applies.

18.         Distribution of Assets. In addition to any adjustments pursuant to Section 8, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then each Holder, as holders of Preferred Shares, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that such Holder’s right to participate in any such Distribution would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such rights (and any rights under this Section 18 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation).

19.         Vote to Change the Terms of or Issue Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Preferred Shares hereunder, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Preferred Shares; (c) without limiting any provision of Section 2, create or authorize (by reclassification or otherwise) any new class or series of Senior Preferred Stock or Parity Stock; (d) purchase, repurchase or redeem any shares of Junior Stock (other than pursuant to the terms of the Company’s equity incentive plans and options and other equity awards granted under such plans (that have in good faith been approved by the Board)); (e) without limiting any provision of Section 3, pay dividends or make any other distribution on any shares of any Junior Stock; or (f) without limiting any provision of Section 10, whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares hereunder.

20.         Transfer of Preferred Shares. A Holder may transfer some or all of its Preferred Shares without the consent of the Company. No Preferred Shares may be sold or transferred other than to a U.S. person as described in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

21.         Reissuance of Preferred Share Certificates and Book Entries.

(a)          Transfer. If any Preferred Shares are to be transferred, the applicable Holder shall surrender the applicable Preferred Share Certificate to the Company (or, if the Preferred Shares are held in Book-Entry form, a written instruction letter to the Company), whereupon the Company will forthwith issue and deliver upon the order of such Holder a new Preferred Share Certificate (in accordance with Section 21(d)) (or evidence of the transfer of such Book-Entry), registered as such Holder may request, representing the outstanding number of Preferred Shares being transferred by such Holder and, if less than the entire outstanding number of Preferred Shares is being transferred, a new Preferred Share Certificate (in accordance with Section 21(d)) to such Holder representing the outstanding number of Preferred Shares not being transferred (or evidence of such remaining Preferred Shares in a Book-Entry for such Holder). Such Holder and any assignee, by acceptance of the Preferred Share Certificate or evidence of Book-Entry issuance, as applicable, acknowledge and agree that, by reason of the provisions of Section 4(c)(iii) following conversion or redemption of any of the Preferred Shares, the outstanding number of Preferred Shares represented by the Preferred Shares may be less than the number of Preferred Shares stated on the face of the Preferred Shares.

(b)          Lost, Stolen or Mutilated Preferred Share Certificate. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Preferred Share Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of such Preferred Share Certificate, the Company shall execute and deliver to such Holder a new Preferred Share Certificate (in accordance with Section 21(d)) representing the applicable outstanding number of Preferred Shares.

(c)          Preferred Share Certificate and Book-Entries Exchangeable for Different Denominations and Forms. Each Preferred Share Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Company, for a new Preferred Share Certificate or Preferred Share Certificate(s) or new Book-Entry (in accordance with Section 21(d)) representing, in the aggregate, the outstanding number of the Preferred Shares in the original Preferred Share Certificate, and each such new Preferred Share Certificate and/or new Book-Entry, as applicable, will represent such portion of such outstanding number of Preferred Shares from the original Preferred Share Certificate as is designated in writing by such Holder at the time of such surrender. Each Book-Entry may be exchanged into one or more new Preferred Share Certificates or split by the applicable Holder by delivery of a written notice to the Company into two or more new Book-Entries (in accordance with Section 21(d)) representing, in the aggregate, the outstanding number of the Preferred Shares in the original Book-Entry, and each such new Book-Entry and/or new Preferred Share Certificate, as applicable, will represent such portion of such outstanding number of Preferred Shares from the original Book-Entry as is designated in writing by such Holder at the time of such surrender.

(d)          Issuance of New Preferred Share Certificate or Book-Entry. Whenever the Company is required to issue a new Preferred Share Certificate or a new Book-Entry pursuant to the terms of this Certificate of Designations, such new Preferred Share Certificate or new Book-Entry (i) shall represent, as indicated on the face of such Preferred Share Certificate or in such Book-Entry, as applicable, the number of Preferred Shares remaining outstanding (or in the case of a new Preferred Share Certificate or new Book-Entry being issued pursuant to Section 21(a) or Section 21(c), the number of Preferred Shares designated by such Holder) which, when added to the number of Preferred Shares represented by the other new Preferred Share Certificates or other new Book-Entry, as applicable, issued in connection with such issuance, does not exceed the number of Preferred Shares remaining outstanding under the original Preferred Share Certificate or original Book-Entry, as applicable, immediately prior to such issuance of new Preferred Share Certificate or new Book-Entry, as applicable, and (ii) shall have an issuance date, as indicated on the face of such new Preferred Share Certificate or in such new Book-Entry, as applicable, which is the same as the issuance date of the original Preferred Share Certificate or in such original Book-Entry, as applicable.

22.         Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder’s right to pursue actual for any failure by the Company to comply with the terms of this Certificate of Designations. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to seek an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to a Holder that is reasonably requested by such Holder to enable such Holder to confirm the Company’s compliance with the terms and conditions of this Certificate of Designations.

23.         Payment of Collection, Enforcement and Other Costs. If (a) any Preferred Shares are placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Holder otherwise takes action to collect amounts due under this Certificate of Designations with respect to the Preferred Shares or to enforce the provisions of this Certificate of Designations or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Certificate of Designations, then the Company shall pay the reasonable and documented costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable and documented attorneys’ fees and disbursements.

24.         Construction; Headings. This Certificate of Designations shall be deemed to be jointly drafted by the Company and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Certificate of Designations instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Certificate of Designations.

25.         Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder within the applicable time periods provided herein shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 25 shall permit any waiver of any provision of Section 4(d).

26.         Dispute Resolution.

(a)          In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, an Installment Conversion Price, a Triggering Event Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the applicable Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such Holder at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Installment Conversion Price, such Triggering Event Conversion Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the third (3rd) Business Day following such initial notice by the Company or such Holder (as the case may be) of such dispute to the Company or such Holder (as the case may be), then such Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute, which investment bank shall be approved by the Company (such approval not to be unreasonably delayed, withheld or conditioned).

(b)          Such Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 26 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either such Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and such Holder or otherwise requested by such investment bank, neither the Company nor such Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(c)          The Company and such Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and such Holder in writing of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. Absent bad faith by such Holder, the fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

27.         Notices; Currency; Payments.

(a)          Notices. The Company shall provide each Holder with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same as follows:

(i)          if to the Company, to:

FuelCell Energy, Inc.

3 Great Pasture Road

Danbury, CT 06810

Attention: Michael Bishop & Jennifer D. Arasimowicz, Esq.

Email: mbishop@fce.com

jarasimowicz@fce.com

with a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Attention: Eleazer N. Klein, Esq. & Antonio Diaz-Albertini, Esq.

Email: Eleazer.Klein@srz.com

Antonio.Diaz-Albertini@srz.com

Facsimile: (212) 593-5955

(ii)         if to a Holder, in accordance with the address, facsimile number and/or e-mail address of such Holder set forth on the books and records of the Company; or to such other address, facsimile number and/or e-mail address and/or to the attention of such Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively. The Company shall provide each Holder with prompt written notice of all actions taken pursuant to this Certificate of Designations, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company shall give written notice to each Holder (i) promptly upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(b)          Currency. All dollar amounts referred to in this Certificate of Designations are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Certificate of Designations shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Certificate of Designations, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c)          Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Certificate of Designations, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds pursuant to wire transfer instructions that Holder shall provide to the Company in writing from time to time with no less than two (2) Business Days prior written notice. Whenever any amount expressed to be due by the terms of this Certificate of Designations is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount due under this Certificate of Designations which is not paid within five (5) Business Days of when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

28.         Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Certificate of Designations.

29.         Governing Law. This Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Certificate of Designations shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company and each Holder hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Holder, or to enforce a judgment or other court ruling in favor of such Holder. THE COMPANY AND EACH HOLDER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CERTIFICATE OF DESIGNATIONS OR ANY TRANSACTION CONTEMPLATED HEREBY.

30.         Severability. If any provision of this Certificate of Designations is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Certificate of Designations so long as this Certificate of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

31.         Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the applicable Holder and thus refunded to the Company.

32.         Stockholder Matters; Amendment.

(a)          Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the DGCL, the Certificate of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Preferred Shares may be effected by written consent of the Company’s stockholders or at a duly called meeting of the Company’s stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b)          Amendment. This Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the DGCL, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the DGCL and the Certificate of Incorporation.

33.         Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within two (2) Business Days after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise, unless any provision of this Certificate of Designations provides otherwise with respect to the public disclosure of a particular notice, then such public disclosure shall be in accordance with the terms and conditions of such provision. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, such Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries.

34.         Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a)          “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b)          “Additional Amount” means, as of the applicable date of determination, with respect to each Preferred Share, all declared and unpaid Dividends on such Preferred Share.

(c)          “Affiliate” or “Affiliated” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d)          “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Initial Issuance Date, directly or indirectly managed or advised by a Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.

(e)          “Bloomberg” means Bloomberg, L.P.

(f)          “Book-Entry” means each entry on the Register evidencing one or more Preferred Shares held by a Holder in lieu of a Preferred Share Certificate issuable hereunder.

(g)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(h)          “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company, (iii) a merger in connection with a bona fide acquisition by the Company of any Person in which such merger does not contemplate a change to the identity of a majority of the board of directors of the Company, or (iv) as a result of the transactions contemplated by this Certificate of Designations.

(i)          “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holder. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 26. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(j)          “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(k)          “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(l)          “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(m)          “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(n)          “Current Subsidiary” means any Person in which the Company on the Subscription Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries”.

(o)          “Eligible Market” means The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Capital Market or the Principal Market.

(p)          “Equity Conditions” means, with respect to an given date of determination: (i) on each day during the applicable Equity Conditions Measuring Period, the Common Stock is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company); (ii) during the applicable Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of the Preferred Shares on a timely basis as set forth in Section 4 hereof; (iii) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 4(d)(i) hereof; (iv) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (v) on each day during the applicable Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vi) on each day during the applicable Equity Conditions Measuring Period, such Holder shall not be in possession of any material, non-public information regarding the Company provided to it by the Company, any of its Subsidiaries or any of their respective Affiliates, employees, officers, representatives, agents or the like; (vii) on each day during the applicable Equity Conditions Measuring Period, the Company otherwise shall not have breached any covenant or other term of this Certificate of Designations in any material respect (other than covenants subject to material adverse effect or materiality, which may not be breached in any respect), including, without limitation, the Company shall not have failed to timely make any payment pursuant to this Certificate of Designations; (viii) on at least seven (7) Trading Days during the applicable Equity Conditions Measuring Period, including each of the final three (3) Trading Days during such Equity Conditions Measuring Period, there shall not have occurred any Volume Failure or Price Failure; (ix) on each day during the applicable Equity Conditions Measuring Period, on the applicable date of determination after the date the Company obtains the Stockholder Ratification (A) no Authorized Share Failure shall exist or be continuing and 100% of the maximum number of shares of Common Stock then issuable upon conversion of the Preferred Shares (without regard to any limitations on conversion) are available under the certificate of incorporation of the Company and reserved by the Company to be issued pursuant to this Certificate of Designations, (B) all shares of Common Stock to be issued in connection with the event requiring this determination may be issued in full without resulting in an Authorized Share Failure and (C) all shares of Common Stock to be issued in connection with the event requiring this determination are duly authorized and may be issued in full; (x) on each day during the applicable Equity Conditions Measuring Period, there shall not have occurred and there shall not exist a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event; (xi) the shares of Common Stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions are eligible for trading without restriction on an Eligible Market; and (xii) the Company shall have obtained the Stockholder Ratification.

(q)          “Equity Conditions Failure” means that as of the applicable date of determination the Equity Conditions have not been satisfied (or waived in writing by the applicable Holder).

(r)          “Equity Conditions Measuring Period” means the period beginning twelve (12) Trading Days immediately prior to the applicable date of determination and ending on and including the applicable date of determination.

(s)          “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(t)          “GAAP” means United States generally accepted accounting principles, consistently applied.

(u)          “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(v)         “Holder Pro Rata Amount” means, with respect to any Holder, a fraction (i) the numerator of which is the number of Preferred Shares issued to such Holder on the Initial Issuance Date and (ii) the denominator of which is the number of Preferred Shares issued to all Holders on the Initial Issuance Date.

(w)          “Indebtedness” means of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with GAAP for the periods covered thereby (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with United States generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

(x)          “Installment Amount” means, as of the applicable date of determination, with respect to a particular Holder, (A) the Stated Value of a number of Preferred Shares equal to (i) the product of (1) $1,015,151.52 multiplied by (2) such Holder’s Pro Rata Amount (rounded to the nearest whole number) or (ii) all Preferred Shares then held by such Holder only if such number of Preferred Shares then held by such Holder is less than the amount determined under the immediately preceding clause (i), (B) any Deferral Amount deferred pursuant to Section 9(d) to such applicable Installment Date and included in such Installment Amount in accordance therewith, and (C) any Acceleration Amount accelerated pursuant to Section 9(e) for such Current Installment Date and included in such Installment Amount in accordance therewith.

(y)          “Installment Conversion Price” means, with respect to a particular date of determination, the lesser of (i) the Conversion Price then in effect, and (ii) 87.5% of the Installment Market Price then in effect. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

(z)          “Installment Date” means each of the first (1st) and sixteenth (16th) calendar day of each month commencing on (and including) November 1, 2017 and ending on (and including) the Maturity Date; provided that if a given Installment Date is not a Trading Day, such Installment Date shall be the next Trading Day.

(aa)         “Installment Market Price” means the lesser of (i) the VWAP on the Trading Day immediately prior to the applicable Installment Date and (ii) the quotient of (A) the sum of the two (2) lowest daily VWAPs of the Common Stock during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately prior to the applicable Installment Date, divided by (B) two (2).

(bb)         “Intellectual Property Rights” means, with respect to the Company and its Subsidiaries, all of their rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor.

(cc)         “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whole.

(dd)         “Material Adverse Effect” means one or more material adverse effect(s). individually or in the aggregate, on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby, or on the authority or ability of the Company to perform its obligations under this Certificate of Designations.

(ee)         “Maturity Date” shall mean March 1, 2019; provided, however, the Maturity Date may be extended at the option of a Holder (i) in the event that, and for so long as, a Triggering Event shall have occurred and be continuing or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date; provided, however, that if a Holder elects to convert some or all of its Preferred Shares pursuant to Section 4 hereof, and the Conversion Amount would be limited pursuant to Section 4(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of such Preferred Shares.

(ff)         “New Subsidiary” means, as of any date of determination, any Person in which the Company after the Subscription Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries.”

(gg)         “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(hh)         “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, if any, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Change of Control.

(ii)         “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(jj)         “Price Failure” means, with respect to each Trading Day of the applicable Equity Conditions Measuring Period, the VWAP of the Common Stock fails to be $0.75 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date) or more. All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during any such measuring period.

(kk)         “Principal Market” means the Nasdaq Global Market.

(ll)         “Redemption Notices” means, collectively, the Triggering Events Redemption Notices, the Maturity Redemption Notice, the Installment Notices with respect to any Installment Redemption and the Change of Control Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(mm)      “Redemption Premium” means 125%.

(nn)         “Redemption Prices” means, collectively, Triggering Event Redemption Prices, the Change of Control Redemption Prices, the Maturity Redemption Price and the Installment Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

(oo)         “SEC” means the Securities and Exchange Commission or the successor thereto.

(pp)         “Significant Subsidiary” shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X.

(qq)         “Stated Value” shall mean $1,000 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Preferred Shares.

(rr)         “Stockholder Ratification” means (i) the valid ratification by the requisite stockholders of the Company or (ii) the approval by the Delaware Chancery Court pursuant to Section 205 of the DGCL, in each case, of the filing and effectiveness of the certificate of amendment to the Company’s amended and restated certificate of incorporation filed with the Secretary of State of Delaware on December 3, 2015 and the 1-for-12 reverse stock split of the Company’s Common Stock that was effected thereby and became effective on December 3, 2015.

(ss)         “Subscription Date” means September 5, 2017.

(tt)          “Subject Entity” means any Person, Persons or Group or any Affiliate of any such Person, Persons or Group.

(uu)         “Subsidiaries” means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

(vv)         “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Change of Control or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Change of Control shall have been entered into.

(ww)         “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the entire final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the Common Stock, any day on which the Principal Market or other then applicable Eligible Market is open for trading of securities.

(xx)         “Triggering Event Conversion Price” means, with respect to any Triggering Event Conversion that price which shall be the lower of (i) the applicable Conversion Price as in effect on the Trading Day immediately preceding the time of the delivery or deemed delivery of the applicable Conversion Notice, and (ii) 85% of the lowest VWAP of the Common Stock on any Trading Day during the five (5) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such period).

(yy)         “Volume Failure” means, with respect to each Trading Day of the applicable Equity Conditions Measuring Period, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock fails to be $150,000 or more.

(zz)          “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 26. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

*  *  *  *  *

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations of Series C Convertible Preferred Stock of FuelCell Energy, Inc. to be signed by its Senior Vice President & Chief Financial Officer on this 8th day of September, 2017.

FUELCELL ENERGY, INC.

By:	/s/ Michael S. Bishop
Name: Michael S. Bishop
Title: Senior Vice President & Chief Financial Officer

EXHIBIT I

FUELCELL ENERGY, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock of FuelCell Energy, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series C Convertible Preferred Stock, $0.01 par value per share (the “Preferred Shares”), of FuelCell Energy, Inc., a Delaware corporation (the “Company”), indicated below into shares of common stock, $0.0001 value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate number of Preferred Shares to be converted

Aggregate Stated Value of such Preferred Shares to be converted:

Aggregate accrued and unpaid Dividends and accrued and unpaid Late Charges with respect to such Preferred Shares and such Aggregate Dividends to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

This Conversion Notice shall constitute a representation by the Holder submitting this Conversion Notice that after giving effect to the conversion provided for in this Conversion Notice, the Holder (together with its Attribution Parties) will not have beneficial ownership (together with the beneficial ownership of such Person’s Attribution Parties) of a number of shares of Common Stock which exceeds the Maximum Percentage of the total outstanding shares of Common Stock of the Company as determined based on the Reported Outstanding Share Number provided by the Company and otherwise pursuant to the provisions of Section 4(d)(i) of the Note. By submitting this Conversion Notice to the Company, the Holder agrees and acknowledges that the Company shall be entitled rely on the foregoing representation.

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Installment Amount(s) to be reduced (and corresponding Installment Date(s)) and amount of reduction:

☐          If this Conversion Notice is being delivered with respect to an Triggering Event Conversion, check here if Holder is electing to use the following Triggering Event Conversion Price:____________

☐	If this Conversion Notice is being delivered with respect to an Acceleration, check here if Holder is electing to use the following Installment Conversion Price:____________

Please issue the Common Stock into which the applicable Preferred Shares are being converted to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __,___

Name of Registered Holder

By:
Name:
Title:

Tax ID:_____________________

Facsimile:___________________

E-mail Address:

EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock.

FUELCELL ENERGY, INC.

By:
Name:
Title:

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